UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2010

GENERAL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11656	42-1283895
(Commission File Number)	(IRS Employer Identification No.)

110 N. Wacker Drive, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 960-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2010, Steven Douglas was appointed to Executive Vice President and Chief Financial Officer of General Growth Properties, Inc. (the “Company”).

Mr. Douglas was a key member of the Brookfield team for more than 16 years, serving in a variety of senior positions. Most recently, he served as President of Brookfield Properties Corporation, which he assumed in 2009. Prior thereto Mr. Douglas was a Senior Managing Partner at Brookfield Asset Management, where he focused on the company’s operations and international portfolio.  From 2003 to 2006, he was Chief Financial Officer of Falconbridge Limited.  From 1996 until 2003, Mr. Douglas served as Chief Financial Officer of Brookfield Properties, a period that saw the company’s re-launch as a public company and the completion of three major acquisitions.  Mr. Douglas joined Brookfield from Ernst & Young.

Mr. Douglas will be paid an annual salary of $650,000 and will be eligible to participate in the 2010 Cash Value Added Incentive Plan, with target and potential payments of 75% and 150% of his annual salary, respectively, prorated based on his start date.  Following the Company’s emergence from bankruptcy, Mr. Douglas will also be entitled to participate in the Company’s then applicable equity plans in a manner commensurate with his position.

The Company issued a press release announcing Mr. Douglas’s appointment, a copy of which is being furnished as Exhibit 99.1 to this report, which is hereby incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

99.1	Press Release titled “General Growth Properties Appoints Steven Douglas as Chief Financial Officer” dated July 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/Edmund Hoyt
	Name:	Edmund Hoyt
	Title:	Senior Vice President

Dated: July 26, 2010

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release titled “General Growth Properties Appoints Steven Douglas as Chief Financial Officer” dated July 26, 2010.